EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Equitable Resources, Inc. Non-Employee Directors' Stock Incentive Plan of our report dated February 25, 1999, with respect to the consolidated financial statements and schedule of Equitable Resources, Inc. included in its Annual Report (Form 10-K) for the Year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                               /s/Ernst & Young LLP
                                                  Ernst & Young LLP



Pittsburgh, Pennsylvania
June 25, 1999